Exhibit A

JOINT FILING STATEMENT

PURSUANT TO RULE 13d-1(k)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of Ducommun Incorporated, beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: February 10, 2025

Albion River Management LLC

Signature:	/s/ Mark Schneiderman

Name/Title:	Mark Schneiderman, Chief Legal Officer

Ignium LP By: Ignium GP, LLC, its general partner

Signature:	/s/ Mark Schneiderman

Name/Title:	Mark Schneiderman, General Counsel

Darren Farber

Signature:	/s/ Darren Farber

Name/Title:	Darren Farber, Individually